SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
================================================================================

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                           Filed by the Registrant |X|
                 Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_| Preliminary Proxy Statement                |X| Definitive Proxy Statement
|_| Definitive Additional Materials            |_| Soliciting Materials Pursuant
|_| Confidential, for use of the Commission        to ss.240.14a-11(c) or
    Only (as permitted by Rule 14a-6(e)(2))        ss.240.14a-12

                           General Bearing Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

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|X|   No fee required.

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      2) Aggregate number of securities to which transaction applies:___________

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth amount on which the filing fee is calculated and state how it was determined):___________________________________________________________

      4) Proposed maximum aggregate value of transaction:_______________________

      5) Total fee paid:________________________________________________________

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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      2) Form, Schedule or Registration Statement No:___________________________

      3) Filing Party:__________________________________________________________

      4) Date Filed:____________________________________________________________

                           GENERAL BEARING CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 17, 1998

To the Stockholders of General Bearing Corporation:

      NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders (the "Meeting") of GENERAL BEARING CORPORATION, a Delaware corporation (the "Company"), will be held on Friday, July 17, 1998 at 10:00 a.m., local time, at the Company's principal executive offices at 44 High Street, West Nyack, New York to consider and act upon the following:

      1. The election of six directors to serve until the 1999 Annual Meeting of Stockholders or until their successors have been duly elected and qualified;

      2. The ratification of the appointment of BDO Seidman, LLP as independent auditors of the Company and its subsidiaries for the fiscal year ending December 27, 1998; and

      3. The transaction of such other business as may properly come before the Meeting and at any adjournments thereof.

      Only holders of record of the Company's common stock, par value $.01 per share, at the close of business on May 25, 1998, which has been fixed as the record date for the Meeting, shall be entitled to notice of, and to vote at, the Meeting and any adjournment or adjournments thereof.

      Stockholders are cordially invited to attend the Meeting in person. Whether or not you plan to attend the Meeting, please sign and date the enclosed proxy card and mail it promptly in the enclosed envelope to ensure that your shares are represented at the Meeting. Stockholders who attend the Meeting may vote their shares personally, even though they have sent in their proxies.

                                        By Order of the Board of Directors


                                        /s/ David L. Gussack

                                        David L. Gussack
                                        President

June 5, 1998

                                    IMPORTANT

THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                           GENERAL BEARING CORPORATION

                                -----------------

                                 PROXY STATEMENT
                       1998 Annual Meeting of Stockholders
                                  July 17, 1998

                                     GENERAL

      This Proxy Statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors of GENERAL BEARING CORPORATION, a Delaware corporation (the "Company"), to be voted at the 1998 Annual Meeting of Stockholders of the Company (the "Meeting") which will be held at the Company's principal executive offices at 44 High Street, West Nyack, New York, on July 17, 1998, at 10:00 a.m., local time, and at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement.

      The principal executive offices of the Company are located at 44 High Street, West Nyack, New York 10994. The approximate date on which this Proxy Statement and accompanying Proxy will first be sent or given to stockholders is June 17, 1998.

                       VOTING SECURITIES AND VOTE REQUIRED

      Stockholders of record as of the close of business on May 25, 1998 (the "Record Date") will be entitled to notice of, and to vote at, the Meeting and at any adjournments thereof. On the Record Date, there were 3,911,950 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), outstanding. There was no other class of voting securities of the Company outstanding on such date. Each holder of Common Stock is entitled to one vote for each share held by such holder. The presence, in person or by proxy, of the holders of the majority of the shares of Common Stock of the Corporation issued and outstanding and entitled to vote is necessary to constitute a quorum at the Meeting. The election of directors of the Company and for the ratification of the appointment of the Company's auditors require the affirmative vote of a majority of the outstanding shares of Common Stock voting at the Meeting or at any adjournment or adjournments thereof.

      Under the rules promulgated by the Securities and Exchange Commission, boxes and a designated blank space are provided on the proxy card for stockholders to mark if they wish to withhold authority to vote for any one or more of the six nominees for directors. Votes withheld in connection with the election of any one or more of the six of the nominees for directors will be counted as votes cast against such individuals and will be counted toward the presence of a quorum for the transaction of business at the Meeting. If no direction is indicated, the proxy will be voted for the election of the nominees for directors. Under the rules of the National Association of Securities Dealers, Inc., a broker "non-vote" has no effect on the outcome of the election of directors or the establishment of a quorum for such election. The form of proxy does not provide for abstentions with respect to the election of directors; however, a stockholder present at the Meeting may abstain with respect to such election. The treatment of abstentions and broker "non-votes" with respect to the election of directors is consistent with applicable Delaware law and the Company's By-Laws. Abstentions are counted in tabulations of the votes cast on proposals presented to the stockholders and have the same legal effect as a vote against a particular proposal (other than the election of directors). Broker "non-votes" are not taken into account for purposes of determining whether a proposal has been approved by the requisite stockholder vote.

                                VOTING OF PROXIES

      A Proxy, in the accompanying form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein. If no specification is indicated on the Proxy, the shares represented thereby will be voted (i) FOR the election of the six nominees as directors, (ii) FOR ratification of the appointment of the Company's auditors and (iii) in accordance with the judgment of the person or persons voting the proxies on any other matter that may be properly brought before the Meeting. Each such Proxy granted may be revoked at any time thereafter by execution and delivery of a subsequent Proxy or by attendance and voting in person at the Meeting, except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such Proxy.

June 5, 1998

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

      The following table sets forth, as of March 25, 1998, the number of shares of Common Stock owned by all executive officers, directors and nominees of the Company individually and all directors and executive officers as a group, and each person who owned of record, or was known to own beneficially, more than 5% of the outstanding shares of Common Stock. The persons named in the table below have sole voting and investment power with respect to all of the shares of Common Stock owned by them, unless otherwise noted.

                                             Amount/Nature of
Name and Address of Beneficial Owner        Beneficial Ownership  Percent(1)
------------------------------------        --------------------  ----------
World Machinery Company...................    3,000,000(2)(5)       76.7%
      44 High Street
      West Nyack, New York 10994
Seymour I. Gussack........................    3,009,000(3)(4)       76.9%
David L. Gussack..........................    3,015,300(3)(4)       77.1%
Nina M. Gussack...........................        6,000(4)              *
Robert E. Baruc...........................          500                 *
Jerome Johnson............................        2,250                 *
William F. Kurtz..........................          200                 *
All Directors and Executive
 Officers as a Group......................    3,023,250

----------
* Less than 1%

(1) Pursuant to Rule 13d-3 under the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"), beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the voting) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to a security whether through a contract, arrangement, understanding, relationship or otherwise.

(2) Seymour I. Gussack, the Company's Chairman of the Board, David L. Gussack, the Company's President and Nina M. Gussack, a Director of the Company own or control approximately 19.6% and 17.6% and 17.6%, respectively, of the Common Stock of World Machinery Company ("World"). The remaining children of Seymour I. Gussack and his spouse own or control an additional approximately 23.5% of the stock of World. The estate of Harold S. Geneen, a former Director of the Company, and Joseph J.C. Hoo, Vice President--Advanced Technology and China Affairs of the Company, own approximately 19.6% and 2.0% of the Common Stock of the World, respectively.

(3) Includes for each of Seymour I. Gussack and David L. Gussack, 3,000,000 shares beneficially owned by World. Seymour I. Gussack and David L. Gussack are the two directors of World and each may be deemed to share with the other the power to vote and dispose of the shares owned by that corporation. Seymour I. Gussack and David L. Gussack disclaim beneficial ownership of the shares of Common Stock owned by World.

June 5, 1998

(4) Includes 5,000 shares of Common Stock owned by Gussack Realty Company ("Realty"), which owns the West Nyack facility leased by the Company for administrative, assembly, manufacturing and distribution purposes, over which Seymour I. Gussack, David L. Gussack, and Nina M. Gussack as general partners of Realty, may be deemed to share the power to vote and dispose of. Each of Seymour
I. Gussack, David L. Gussack and Nina M. Gussack disclaim beneficial ownership of the shares of Common Stock owned by Realty.

(5) Includes 800,000 shares of Common Stock currently pledged to BNY Financial Corporation ("BNY") to secure payment of a term note in the principal amount of $3,500,000. Pursuant to the pledge agreement dated April 7, 1998 (the "Pledge Agreement"), World is required to cause the percentage obtained by dividing (x) the outstanding principal amount of the term note by (y) the market value of the shares pledged to (i) at all times be less than 50%, (ii) as of the date of the Pledge Agreement to be approximately 40% and (iii) be promptly reduced to approximately 40% (by pledging additional shares of Common Stock of the Company) if at any time such percentage exceeds 48%. The Pledge Agreement, among other things, provides that (i) World may not exercise or refrain from exercising any voting rights or powers if in the reasonable judgment of BNY such action would have a material adverse effect on the value of the pledged shares or any part thereof and (ii) World give at least five days' written notice of the manner in which World intends to exercise, or the reasons for refraining from exercising, any voting rights or other powers other than with respect to any election of directors and voting with respect to any incidental matters. In case of an Event of Default, as defined, BNY, among other things, at its option, would be entitled to vote the pledged shares, and would have the right to sell the shares, in which event, World has agreed to use its best efforts to cause the Company to register the sale of the pledged shares under the Securities Act of 1933, as amended. The principal of the term note is payable on April 6, 2000. Interest is payable monthly.

June 5, 1998

                                   PROPOSAL I

                              ELECTION OF DIRECTORS

            A total of six directors are to be elected at the Meeting by the holders of the Common Stock to serve until the 1999 Annual Meeting of Stockholders or until their successors have been elected and qualified. Presently, the Directors are Seymour I. Gussack, David L. Gussack, Jerome Johnson, Robert E. Baruc, Peter Barotz and Nina M. Gussack and their terms expire at the Meeting. The Board of Directors recommends the re-election of all of the six current Directors as new Directors to serve until the 1999 Annual Meeting of Stockholders or until their successors have been elected and qualified. Should any of the nominees not remain a candidate for election at the date of the Meeting (which contingency is not now contemplated or foreseen by the Board of Directors), proxies solicited thereunder will be voted in favor of those nominees who do remain candidates and may be voted for substitute nominees selected by the Board of Directors. Assuming a quorum is present, a vote of a majority of the shares present, in person or by proxy, at the Meeting is required to elect each of the nominees as a director in accordance with the Company's By-Laws.

            In 1997 there were six meetings of the Board of Directors of the Company. The Compensation/Stock Option Committee acted once by consent and the Audit Committee of the Board of Directors acted twice by consent during the fiscal year ended December 27, 1997. All directors attended 75% or more of the meetings of the Board of Directors.

        Set forth below are the names, ages and positions of the current directors, all of whom are nominees for directors to serve until the 1999 Annual Meeting of Stockholders or until their successors have been elected and qualified, and executive officers of the Company:

                Name                Age                   Position
                ----                ---                   --------
Seymour I. Gussack................   74  Chairman of the Board of Directors
David L. Gussack..................   40  President and Director
Jerome Johnson....................   86  Director
Robert E. Baruc...................   46  Director
Peter Barotz......................   70  Director
Nina M. Gussack...................   42  Director
William F. Kurtz..................   39  Vice President--Director of Operations
Lester M. White...................   38  Vice President--Administration/MIS
Christopher Moore.................   41  Vice President--Finance, Secretary and
                                          Treasurer
Joseph J.C. Hoo...................   63  Vice President--Advanced Technology and
                                          China Affairs

      Set forth below is certain additional information with respect to the Directors, and executive officers.

      SEYMOUR I. GUSSACK founded the Company in 1958 and has served as Chairman of the Board of Directors and a Director of the Company since its formation. Seymour I. Gussack is also the Chairman of the Board of Directors and a Director of World and a partner of Realty. See "Certain Relationships and Related Transactions" and "Security Ownership of Certain Beneficial Owners and Management." Seymour I. Gussack's son is David L. Gussack, President of the Company and a Director.

      DAVID L. GUSSACK became President of the Company in 1993 and has been a Director of the Company since 1987. David L. Gussack has held various positions with the Company since 1983, including Executive Vice President from 1991 to 1992, General Manager of the OEM Division from 1988 to 1990, Supervisor and Coordinator, Hyatt Absorption Project from 1987 to 1988, Plant Manager from 1986 to 1987, Office Facilities Manager from 1985 to 1986, and Manager of Special Projects from 1983 to 1985. David L. Gussack is a Director of SGBC. He also is a partner of Realty. See "Certain Relationships and Related Transactions." David
L. Gussack is a graduate of the University of Pennsylvania. David L. Gussack's father is Seymour I. Gussack, Chairman of the Board of Directors of the Company.

      LESTER M. WHITE has served as Vice President--Administration/Management Information Systems of the Company since 1989. Mr. White is a graduate of University of Massachusetts, Boston (B.S. in Management and Economics).

June 5, 1998

      WILLIAM F. KURTZ has served as Vice President--Director of Operations since February 1998. He served as Vice President--Technical Services of the Company from 1993 to January 1998. Mr. Kurtz was also a Chief Engineer of the Company from 1989 to 1993 and Senior Project Engineer of the Company from 1988 to 1989. He is a graduate of Manhattan College (B.E. and M.E. in Mechanical Engineering) and a licensed professional engineer.

      CHRISTOPHER MOORE has served as Vice President--Finance of the Company since 1995 and as Secretary and Treasurer since 1993. Prior to that time, Mr. Moore held various positions in the Company, including Controller from 1986 to 1995 and Assistant Controller from 1984 to 1986. Mr. Moore is a graduate of Seton Hall University (B.S. in Accounting) and has been a certified public accountant since 1982.

      JOSEPH J.C. HOO has served as Vice President--Advanced Technology and China Affairs of the Company since August 1995. Mr. Hoo served as General Manager, Industrial Products Division, from 1991 to 1995 and as Chief Metallurgist from 1987 to 1991. Mr. Hoo is a graduate of the National University of Japan (B.S. in Engineering) and University of Michigan (M.S.E. in Metallurgy and Engineering).

      JEROME JOHNSON has been a director of the Company since September 1987. Mr. Johnson has been an attorney in private practice for more than 50 years. He also serves on the Board of Directors of Presidential Life Insurance Company. Mr. Johnson is a graduate of DePaul University (J.D. and L.L.B) and is a member of the Illinois and New York bars.

      ROBERT E. BARUC has been a Director of the Company since February 1997. Since April 1994, Mr. Baruc has been an Executive Vice President of Unapix Entertainment, Inc., an independent distributor of film and television programming. Since August 1993, he has been the President and Chief Executive Officer of A Pix Entertainment, Inc. From December 1992 to August 1993, Mr. Baruc was President of Triboro Entertainment Group, a company engaged principally in home video distribution. From January 1991 to December 1992, Mr. Baruc primarily acted as an independent consultant to the entertainment industry. He is the son-in-law of Seymour I. Gussack and the brother-in-law of David L. Gussack and Nina M. Gussack.

      PETER BAROTZ has been a director of the Company since December 30, 1997, when he was elected by the Board of Directors to fill the vacancy resulting from the death of Harold Geneen. For the past 25 years, Mr. Barotz has been the President of Panda Capital Corporation. Mr. Barotz is a director of Firecom, Inc., a manufacturer of fire alarm systems.

      NINA M. GUSSACK has been a Director of the Company since February 1997. Ms. Gussack has been a litigation partner at the law firm of Pepper, Hamilton, & Scheetz in Philadelphia, Pennsylvania since 1986. She is a graduate of the University of Pennsylvania (B.S. in History and M.S. in Secondary Education) and Villanova University School of Law (J.D.). She is a member of the Pennsylvania bar. She is the daughter of Seymour I. Gussack and the sister of David L. Gussack.

      Seymour I. Gussack and David L. Gussack were each officers of the Company at the time the Company filed for protection from creditors under Chapter 11 of the U.S. Bankruptcy Code in 1991.

      Directors hold office until the next annual meeting of stockholders following their election, or until their successors are elected and qualified. Officers are elected annually by the Board of Directors and serve at the discretion of the Board of Directors.

      The standing committees of the Board of Directors are the Audit Committee and the Compensation/Stock Option Committee.

      The Audit Committee of the Board of Directors consists of three directors, David L. Gussack, Robert E. Baruc and Jerome Johnson. The Audit Committee's function is to review and report to the Board of Directors with respect to the selection and the terms of engagement of the Company's independent public accountants, and to maintain communications among the Board of Directors, such independent public accountants, and the Company's internal accounting staff with respect to accounting and audit procedures, the implementation of recommendations by such independent public accountants, the adequacy of the Company's internal controls and related matters. The Audit Committee also reviews certain related party transactions and any potential conflict of interest situations involving officers, directors or stockholders beneficially owning more than 10% of an equity security of the Company.

      The Compensation/Stock Option Committee consists of Messrs. Peter Barotz and Robert E. Baruc, each of whom is an independent Director. The Compensation/Stock Option Committee's function is to review and approve annual salaries and bonuses for all employees with salaries in excess of $100,000 and review, approve and recommend to the Board of Directors the terms and conditions of all employee benefit plans or changes thereto, including the granting of stock options pursuant to the Company's 1996 Option Plan.

June 5, 1998

                         COMPENSATION AND OTHER BENEFITS

      The following table sets forth the aggregate compensation paid for services rendered in all capacities to the Company's executive officer who received compensation of $100,000 or more during the fiscal year ended December 27, 1997:

                           Summary Compensation Table

                                     Annual Compensation(1)        Long-Term Compensation
                                    -----------------------  ----------------------------------
                                                             Restricted
                                    Fiscal                     Stock       Stock     All Other
Name and Principal Position          Year    Salary   Bonus    Awards    Options#  Compensation
-----------------------------------------------------------------------------------------------
David L. Gussack, President          1997   177,151  14,955               45,000    207,589(2)
David L. Gussack, President          1996   165,675   1,624                          10,147(2)

Option Grants in Last Fiscal Year
--------------------------------------------------------------------------------------------------
                                                                              Potential Realized
                                                                               Value at Assumed
                                                                             Annual Rates of Stock
                                                                            Price Appreciation for
                                         Individual Grants                        Option Term
--------------------------------------------------------------------------------------------------
                                        % of Total
                            Number of    Options
                            Securities  Granted to
                            Underlying  Employees   Exercise
                             Options    in Fiscal    or Base  Expiration
         Individual Grants   Granted       Year       Price      Date       5%                10%
--------------------------------------------------------------------------------------------------
David L. Gussack              45,000       17.5       7.70     2/7/2002   $55,529        $160,811

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option
Values

                                                    Number of
                                                    Securities          Value of
                                                    Underlying         Unexercised
                                                    Unexercised       In-the-Money
                                                    Options at         Options at
                                                 December 27, 1997  December 27, 1997
                                                 ------------------------------------
                    Shares
                  Acquired on                      Exercisable/       Exercisable/
Name              Exercise #   Value Realized $    Unexercisable      Unexercisable
-------------------------------------------------------------------------------------
David L. Gussack       0              0              0/45,000          0/$345,375

(1) Perquisites and other personal benefits are not included because they do not exceed the lesser of $50,000 or 10% of the total base salary and annual bonus for the named executive officer.

(2)   Represents deferred compensation.

June 5, 1998

     REPORT OF COMPENSATION/STOCK OPTION COMMITTEE OF BOARD OF DIRECTORS(1)

      The Compensation/Stock Option Committee of the Board of Directors (the "Committee") is responsible for review and approval of (i) annual salaries and bonuses for all employees with salaries in excess of $100,000 and (ii) all grants of stock options under the Company's 1996 Stock Option and Performance Award Plan.

      In 1997 the Committee consisted of two members: Harold Geneen and Robert Baruc. The Compensation Committee currently consists of Robert Baruc and Peter Barotz. The Committee considered the recommendations of management and made final decisions on the stock option grants issued in 1997. The Committee did not review or approve any salaries for 1997 for executive officers or employees as all such salaries were fixed prior to the date of the Company's initial public offering and the commencement of the Committee's activities. The compensation of the Company's President for 1997 consisted of a salary of $177,151 plus bonus of $14,955. In addition, Mr. Gussack received other benefits. See "Summary Compensation Table" for the type and amount of these payments. The Committee believes that the compensation paid to Mr. Gussack during 1997 was suitable based upon Mr. Gussack's experience in the bearing industry and the Company's performance.

      The Committee embraces the policy that compensation should be designed to encourage and reward management and employee efforts to further strengthen the Company's business and financial objectives and to create added value for stockholders. Such a policy helps to achieve the Company's business and financial objectives and also provides incentive needed to attract and retain well-qualified personnel. The Committee regards the grant of stock options as a key element of this policy.

      In 1997 the Committee approved the grant of a total of 275,000 stock options to Directors, Officers and key employees, vesting over a period from 4-7 years. Of those, 20,000 were "non-qualified options" to non-employee directors and the balance were "incentive stock options. All options except for those granted to employee directors, are exercisable for a period of ten years from the date of grant. Those granted to directors who are employees are exercisable for a period of five years from the date of grant. The 1997 grants were based upon management's recommendations which took into account each recipient's service to and length of time with the Company. The Committee views the grant of stock options as both a reward for past performance and an incentive for future performance.

The Compensation Committee

Robert Baruc

Peter Barotz

--------
            1. This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such acts.

June 5, 1998

                     COMPARISON OF TOTAL STOCKHOLDER RETURN

            The Company is required to include in this Proxy Statement a line-graph presentation comparing cumulative shareholder returns on an indexed basis with the Nasdaq Composite Index and an index (the "SIC Code Index") of peer companies selected by the Company ("Peer Group"). The graph below sets forth information on shareholder return for the period from February 10, 1997 to December 31, 1997.

                                [GRAPHIC OMITTED]

----------

In addition to the Company, the industry peer group consists of Ingersoll-Rand Co., Kaydon Corp., NN Ball & Roller Inc., SKF AB and Timken Co.

June 5, 1998

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Bankruptcy and Resulting Obligations to World

      In December 1993, the Company emerged from a bankruptcy reorganization which commenced in 1991. In connection with the Plan of Reorganization the Company issued to World a 6% secured note, due 1998 (the "Secured Note"), for $2.5 million, a non-interest bearing unsecured note for $750,142, payable in annual installments of $125,000, commencing December 1993, and 1,000 shares of Common Stock (3,000,000 shares after giving effect to the 3000-for-one stock split effective October 10, 1996) in exchange for the discharge of an obligation World acquired for approximately $2.0 million from Wells Fargo, which provided financing for the purchase by the Company in March 1987 of the assets of Hyatt Clark Industries and for working capital. The Secured Note is secured by a subordinated lien in certain machinery and equipment having a net book value of approximately $729,000 at December 27, 1997. Interest on the Secured Note accrues annually but is only payable with respect to any fiscal year to the extent the Company's net income exceeds $400,000. The Company made a payment of $1.5 million of principal in 1997 with respect to the Secured Note and it has accrued $547,500 in interest thereon.

Leases with Realty

      The Company leases a facility located at West Nyack, New York comprising 189,833 square feet owned by Realty, whose partners include Seymour I. Gussack, David L. Gussack and Nina M. Gussack, each a member of the Board of Directors of the Company. The Company and Realty entered into the lease effective as of November 1, 1996, (the "Lease"), which provides for an initial term expiring on October 31, 2003, renewable at the option of the Company for an additional six year term. The Company pays rent of $4.81 per square foot (or $912,840) annually, payable in monthly rent payments of $76,070. Although the Company has not obtained a formal appraisal, based upon an informal survey conducted by a real estate broker, the Company believes that the rent charged it by Realty approximates fair market rents in the area. The Lease provides for an increase every other year, commencing in 1998, to the greater of: (i) 106% of the next preceding year's rent; or (ii) the preceding year's rent multiplied by a fraction the numerator of which is the CPI for the area including Rockland County or if no such index is published, for Northern New Jersey in effect 90 days prior to November 1 of the new rent year and the denominator of which is the CPI in effect 90 days prior to November 1 of the preceding year.

      The Company is the guarantor with respect to a mortgage loan currently in the principal amount of $596,593 from the Job Development Authority of Rockland County and a mortgage loan currently in the principal amount of $450,000 from the Industrial Development Authority of Rockland County on the property in Blauvelt, New York. These mortgage loans were created for the purpose of building a facility in 1983 which the Company subsequently occupied for 12 years until 1996.

Subleases to WMW Machinery Co. and World

      The Company currently subleases 30,949 square feet and 5,500 square feet at the West Nyack facility to WMW Machinery Co., a subsidiary of World, and World, respectively, pursuant to subleases in each case effective November 1, 1996. The subleases are coterminous with the Lease. The sublease with WMW Machinery Co. provides for rent of $5.50 per square foot or $170,220 per year until November 1998, payable to the Company in equal monthly installments. The sublease with World provides for rent of $33,000 per year until November 1998, payable to the Company in equal monthly installments. Each sublease provides for an increase in rent every other year, commencing in 1998, to the greater of: (i) 106% of the next preceding year's rent; or (ii) the preceding year's rent multiplied by a fraction the numerator of which is the CPI in effect 90 days prior to November 1 of the new rent year and the denominator of which is the CPI in effect 90 days prior to November 1 of the preceding year.

Other Transactions with World and World Affiliates

      In 1997 the Company has made payments for and advances to World, World subsidiaries and joint ventures and certain affiliates for payroll, benefits and other expenses totaling approximately $1,102,000. The advances bear interest at the rate of 8% per annum which is accrued monthly. In certain cases, the obligation to repay advances made by the Company were satisfied by offsetting the price of bearings or bearing products purchased from joint ventures obligated to the Company. The Company has purchased bearings from four joint ventures and machinery from another joint venture in which World has interests. Such purchases aggregated $4,277,000 for 1997. The Company anticipates that it will continue to purchase bearings from joint

June 5, 1998
ventures in which World has an interest and to make advances to or for the benefit of World and such joint ventures for the payment of their expenses related to the supply of products to the Company. These advances either will be repaid by World or the joint venture or will be offset against the price of bearings purchased by the Company.

      World has also granted to the Company options, exercisable prior to December 31, 1999, to purchase from World its interest in two joint ventures, Rockland Manufacturing Company and Wafangdian General Bearing Co., Ltd. ("WGBC"), for $400,000 and $912,896 (subject to adjustment based on change in accounts payable by WGBC to World), respectively, representing the estimated capital contributions, advances for administrative expenses and other costs paid by World with respect to such ventures prior to December 31, 1997; plus any additional capital contributions made and administrative expenses incurred on behalf of the joint venture by World after such date.

Tax Sharing Agreement

      The Company has been, and will be, included in the consolidated federal income tax returns filed by World during all periods in which it has been or, will be, a wholly-owned subsidiary of World ("Affiliation Years"). Upon the completion of the initial public offering in February 1997 in which 900,000 shares of Common Stock were sold (the "IPO"), the Company ceased to be included in the consolidated federal income tax returns filed by World, and will file on a separate basis. As a result, the Company and World have entered into an agreement ("Tax Sharing Agreement") providing for the manner of determining payments with respect to federal income tax liabilities and benefits arising during the Affiliation Years. Under the Tax Sharing Agreement, the Company has paid, or will pay, to World an amount equal to the Company's share of World's consolidated federal income tax liability, generally determined on a separate return basis, for the tax years which have ended and the portion of the tax year preceding consummation of the IPO, and World will pay the Company for the use of the Company's losses, and credits arising in such periods, in each case net of any amounts theretofore paid or credited by World or the Company to the other with respect thereto. In the event that World's consolidated federal income tax liability for any Affiliation Year is adjusted upon audit or otherwise, the Company will bear any additional liability or receive any refund which is attributable to adjustments of items of income, deduction, gain, loss or credit of the Company. World shall permit the Company to participate in any audits or litigation with respect to Affiliation Years, at the Company's expense, to the extent that such audit or litigation could result in an indemnification payment from the Company to World.

Registration Rights Agreement

      World has certain rights with respect to the registration under the Securities Act of 1933, as amended ("the Act") of shares of Common Stock owned by it ("Registrable Shares"). Such rights will be exercisable by any person or entity (together with World, "Holders") acquiring Registrable Shares from World, including any options, warrant to purchase, or other security exchangeable for or convertible into Registrable Shares other than pursuant to an effective registration statement under the Act. If the Company proposes to register any securities under the Act (other than a registration on Form S-4 or Form S-8), whether or not for its own account, the Holders, are entitled to include Registrable Shares, subject to the right of the managing underwriter of any such offering to exclude, due to market conditions, some or all of such Registrable Shares from such registration. In addition, commencing February 7, 1998, the Holders will have the right to require the Company to prepare and file registration statements under the Act with respect to the Registrable Shares. The right may be requested by any Holder holding Registrable Shares aggregating at least 50,000 shares of the Company's Common Stock outstanding at the date of the Company's IPO. The Company generally is required to bear the expenses (except underwriting discounts and commissions and fees and expenses of separate counsel) of all such registrations, whether or not initiated by any Holder.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Fiscal Year 1997

      David L. Gussack inadvertently filed one late Report on Form 4 relating to a single purchase transaction.

      Nina M. Gussack inadvertently filed one late Report on Form 4 relating to a single purchase transaction.

June 5, 1998

                                   PROPOSAL II

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Board of Directors of the Company, on the recommendation of the Audit Committee, has appointed the firm of BDO Seidman, LLP as independent auditors of the Company to audit and report on its consolidated financial statements for the fiscal year ended December 28, 1998 and has determined that it would be desirable to request that the stockholders of the Company ratify such appointment.

      Representatives of BDO Seidman, LLP are expected to attend the Meeting and will be available to respond to appropriate questions. Such representatives will also be given an opportunity to make a statement at the Meeting if they so desire.

      The Board of Directors recommends a vote "FOR" Proposal II.

                                  ANNUAL REPORT

      All stockholders of record as of May 25, 1998 have or are currently being sent a copy of the Company's Annual Report for the fiscal year ended December 27, 1997 (the "Annual Report"), which contains audited financial statements of the Company. The Annual Report is deemed to be a part of the material for the solicitation of proxies.

      THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH BENEFICIAL HOLDER OF ITS COMMON STOCK ON MAY 25, 1998 WHO DID NOT RECEIVE A COPY OF THE COMPANY'S ANNUAL REPORT, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 27, 1997 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE MADE IN WRITING TO THE SECRETARY, GENERAL BEARING COMPANY, 44 HIGH STREET, WEST NYACK, NEW YORK 10994.

                              STOCKHOLDER PROPOSALS

      Proposals of stockholders intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received by the Company at the Company's principal executive offices not later than June 17, 1999. All such proposals should be in compliance with applicable Securities and Exchange Commission regulations.

                                  OTHER MATTERS

      As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any other matter to be brought before the Meeting. However, if any other matter not mentioned in the Proxy Statement are properly brought before the Meeting or any adjournments thereof, the persons named in the enclosed Proxy or their substitutes will have discretionary authority to vote proxies given in said form, or otherwise act, in respect of such matters in accordance with their best judgment.

      All of the costs and expenses in connection with the solicitation of proxies with respect to the matters described herein will be borne by the Company. In addition to solicitation of proxies by use of mails, directors, officers and employees (who will receive no compensation therefor in addition to their regular remuneration) of the Company may solicit the return of proxies by telephone, telegram or personal interview. The Company will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request instructions for voting the proxies. The Company may reimburse such banks, brokerage houses and other custodians, nominees and fiduciaries for their expenses in connection therewith.

      It is important that proxies be returned promptly. Stockholders are, therefore, urged to fill in, date, sign and return the Proxy immediately. No postage need be affixed if mailed in the enclosed envelope in the United States.

                                  BY ORDER OF THE BOARD OF DIRECTORS


                                  /s/ David L. Gussack

                                  DAVID L. GUSSACK
                                  President

June 5, 1998

                           GENERAL BEARING CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS
                                  JULY 17, 1998
           THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned stockholder of General Bearing Corporation, a Delaware corporation (the "Company"), acknowledges receipt of the Notice of Annual Meeting of Stockholders, Proxy Statement, dated May 25, 1998, and 1997 Annual Report and hereby constitutes and appoints David L. Gussack and John E. Stein, and each of them as proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote at the 1998 Annual Meeting of Stockholders (the "Meeting"), and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

      THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS WHICH RECOMMENDS A VOTE "FOR" PROPOSALS No. 1 and 2.

      1.    The election of six (6) directors nominated by the Board of
            Directors:

            |_| FOR all nominees listed below  |_| WITHHOLD AUTHORITY to vote
                (except as indicated)              for all nominees listed below

                      Seymour I. Gussack, David L. Gussack
                        Jerome Johnson, Robert E. Baruc,
                        Peter Barotz and Nina M. Gussack

            (Instruction: To withhold authority to vote for any individual nominee or nominees write such nominee's or nominees' names in the space provided below)

            ------------------------------------------------------------------

      2. The ratification of the appointment of BDO Seidman, LLP as independent auditors of the Company:

                  |_| FOR              |_| AGAINST             |_| ABSTAIN

      3. Other business as may properly come before the Meeting and at any adjournments thereof.

      This Proxy, when properly executed, will be voted as directed. If no direction is indicated, the Proxy will be voted FOR each of the above proposals.

                                       Dated: _____________________, 1998

                                       ___________________________ (L.S.)

                                       ___________________________ (L.S.)

                                       Please sign your name exactly as it
                                       appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if returned in the enclosed envelope and mailed in the United States.

                                       PLEASE SIGN, DATE AND MAIL THIS PROXY
                                       IMMEDIATELY IN THE ENCLOSED ENVELOPE.